Exhibit 8.2

Hengeler Mueller Postfach 17 04 18 60078 Frankfurt am Main Affimed N.V. Technologiepark Im Neuenheimer Feld 582 69120 Heidelberg Germany	Dr. Martin Klein

Partner

Direktwahl

Direct Number

+49 69 17095-504

E-Mail des Absenders

Sender’s E-mail

martin.klein@hengeler.com

Bockenheimer Landstraße 24

60323 Frankfurt am Main

Telefon +49 69 17095-0

Telefax +49 69 17095-7503

www.hengeler.com

Frankfurt am Main, May 4, 2015

Form F 1 Registration Statement under the Securities Act of 1933

Dear Sir / Madam,

1	Introduction

I act as German tax adviser (Rechtsanwalt / Steuerberater) to the Issuer in connection with the Registration. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	German Tax Law

This opinion is limited to German tax law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with German tax law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the Registration Statement.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2.	The effective place of management of the Issuer will be located in Heidelberg, Germany.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

The statements set forth in the Registration Statement under the caption “Taxation—German Tax Considerations”, insofar as they purport to constitute a description or summary of the tax issues or tax provisions referred to therein, represent fair descriptions or summaries of such issues or provisions and are correct in all material respects.

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only Hengeler Mueller shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by German law and that the German courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to Hengeler Mueller giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or Hengeler Mueller) that I am (or Hengeler Mueller is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

/s/ Dr. Martin Klein

Dr. Martin Klein

Annex 1— Definitions

In this opinion:

“German Tax” means any tax of whatever nature levied by or on behalf of Germany or any of its subdivisions or taxing authorities.

“Hengeler Mueller” means Hengeler Mueller, Partnerschaft von Rechtsanwälten mbB.

“Issuer” means Affimed N.V. with corporate seat in Amsterdam, the Netherlands.

“Registration” means the registration of ordinary shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Shares” means the ordinary shares in the capital of the Issuer registered with the SEC pursuant to the Registration Statement.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-203638) in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

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